Exhibit 10.1

                           STOCK OPTION AGREEMENT

     Stock Option Agreement, dated as of November 1, 2000, between PBOC Holdings, Inc., a Delaware corporation ("Grantee"), and BYL Bancorp, a California corporation ("Issuer").

                            W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into a wholly-owned subsidiary of Grantee (the "Merger");

     WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 505,971 fully paid and nonassessable shares (the "Option Shares") of common stock of Issuer (the "Common Stock") at a price per share equal to $10.597 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of shares of Common Stock subject to the Option shall be increased so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within 90 days following the first Subsequent Triggering Event to occur (or such later period as provided in Section 7). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger
Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination was non-volitional); or (iii) the passage of 15 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional), provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 15-month-period, the Exercise Termination Event shall be 15 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last "Initial Triggering Event" to expire, and the term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

      (i) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned Subsidiaries of Issuer, provided any such transaction is not entered into in violation of the terms of the Merger Agreement, or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (x) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

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      (ii)  Any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

      (iii) Any person, other than Grantee or a Grantee Subsidiary, shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

      (iv) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its interest to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

      (v) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

      (vi) After an overture is made by any person, other than Grantee or a Grantee Subsidiary, to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) shall not have been cured prior to the Notice Date (as defined below); or

      (vii) Any person other than Grantee or a Grantee Subsidiary shall have filed an application or notice with any federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

      (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

      (ii)  The occurrence of the Initial Triggering Event described in clause
(i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 20%.

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     (d)  Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice
(the date of which being herein referred to as the "Notice Date") specifying
(i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the State of California or a day on which banking institutions in the State of California are authorized by law or executive order to close.

     (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

     (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.


     (h) Certificates for Common Stock delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at

                                      4


   the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

   3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to any state or federal regulatory authority is necessary before the Option may be exercised, cooperate fully with the Holder in connection with the preparation of such applications or notices and providing such information to such state or federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto;
and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

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   4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms
"Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

   5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to
Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     (b) Whenever the number of Option Shares is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

   6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 10) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for

                                      6


such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this
Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

   7. The 90-day or 6-month periods for exercise of certain rights under Sections 2, 6, and 9 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.


   8. (a)  Issuer hereby represents and warrants to Grantee as follows:

   (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement

                                      7


and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and is a valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

     (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     (b)   Grantee hereby represents and warrants to Issuer that:

     (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee and is a valid and legally binding obligation of Grantee.

     (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

   9. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the applicable federal or state bank regulatory authority approves an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one

                                     8


party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the applicable federal or state bank regulatory authority.

   10.Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the applicable federal or state bank regulatory authority for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common
Stock is then listed or quoted.

   11.The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

   12.If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

   13.All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

   14. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

   15. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   16.Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                                      9


   17.Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

   18.Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.


                                     10



      IN WITNESS WHEREOF, Grantee and Issuer have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                              PBOC HOLDINGS, INC.
Attest:



/s/ J. Michael Holmes                         By:  /s/ Rudolf P. Guenzel
----------------------------------                 ---------------------------
Name:  J. Michael Holmes                           Name:  Rudolf P. Guenzel
Title: Senior Executive Vice President,            Title: President and Chief
        Chief Financial Officer and                         Executive Officer
        Secretary



                                              BYL BANCORP
Attest:



/s/ John J. Myers                             By:  /s/ Robert Ucciferri
----------------------------------                 ---------------------------
Name:  John "Jack" Myers                           Name:  Robert Ucciferri
Title: Secretary                                   Title: President and Chief
                                                          Executive Officer





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